EXHIBIT 99.1

FOR IMMEDIATE RELEASE
USF CORPORATION REPORTS FOURTH QUARTER
AND FULL YEAR 2004 RESULTS

(Chicago - January 28, 2005) USF Corporation (NASDAQ:USFC) today announced results for the fourth quarter and full year ended December 31, 2004.

Revenue for the fourth quarter was $584 million, compared to $547 million reported for the fourth quarter of 2003. Revenue for the full year 2004 was $2.4 billion as compared to $2.3 billion for 2003.

The Company reported income from continuing operations of $6.6 million for the fourth quarter ended December 31, 2004, compared to $18.7 million reported for the fourth quarter ended December 31, 2003. Reported diluted earnings per share from continuing operations were $0.23, compared to $0.68 in last year’s fourth quarter.

The current fourth quarter included USF Red Star pre-tax shutdown costs and operating losses of $7.2 million, or ($.20) per diluted share, and executive severance pre-tax costs of $1.9 million or ($.05) per diluted share. Included in the 2003 fourth quarter USF Red Star net pre-tax operating profit of $9.4 million, or $.21 per diluted share, was a $10 million gain from the sale of a terminal.

For the twelve months ended December 31, 2004, the Company recorded income from continuing operations of $23.8 million compared to $44.1 million reported for the full year ended December 31, 2003. Reported diluted earnings per share from continuing operations were $0.85 compared to $1.61 at December 31, 2003, net of pre-tax charges. The Statement of Significant Items, detailing the components of pre-tax charges, is included as an attachment to this earnings release.

Thomas E. Bergmann, acting Chief Executive Officer of USF Corporation, commented, “Our fourth quarter results came in under plan in part due to the December weather negatively affecting our West Coast and Midwest operations. Our results were also negatively impacted by a 51.5% tax rate for the quarter. Our yield management efforts are paying dividends as we continue to replace marginally priced business with better yielding freight.

“2004 was a year of significant change at USF. We experienced a number of important events throughout the year, including: the shut-down of USF Red Star, the expansion of USF Holland into the Northeast, a new five year strategic plan and a change in executive management. I am proud of what our employees accomplished during a challenging 2004. I look forward to 2005 as we continue to focus on growth, profitability, and the implementation of our long-term strategies.”

Condensed Consolidated Statements of Operations are reflected in Table I. Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Cash Flows are reflected in Table II. Statements of Significant Items are reflected in Table III. Quarterly Operating Statistics are reflected in Table IV.

Less-Than-Truckload (LTL)
The comparison of fourth quarter 2004 versus fourth quarter 2003 operating results is negatively impacted by the closure of USF Red Star.

Fourth quarter revenue for the LTL segment was $483 million, versus $451 million for the same period last year. Operating income for the fourth quarter for the LTL segment was $23.2 million, versus $38.1 for the prior year period. USF Red Star reported revenue and operating income during the fourth quarter of 2003 of $53 million, and $9.4 million, respectively.

LTL shipments decreased 3.7% over the fourth quarter of 2003 and LTL tonnage increased 1.2% during the same period. LTL revenue per shipment increased 9.1% from $129.26 to $141.00, and LTL revenue per hundredweight increased 3.8 % to $11.70.

Average weight per LTL shipment increased 5.1% to 1,205 pounds in the fourth quarter of 2004 versus 1,146 pounds in the fourth quarter of 2003. Average length of haul for LTL shipments was 510 miles in the fourth quarter of 2004 versus 494 miles in the fourth quarter of 2003. The increase in length of haul was due to growth in our PremierPlus® business.

Truckload (TL)
USF Glen Moore recorded revenue for the fourth quarter of $33.3 million compared to $31.4 million in the fourth quarter of 2003. Operating profit for the fourth quarter of 2004 was $1.1 million versus $1.4 million in the year ago quarter. Although USF Glen Moore’s performance for the quarter was negatively impacted by higher expenses in the areas of driver pay and benefits, maintenance costs and claims, revenue per loaded mile (excluding fuel surcharge) increased by 8.8 % from the prior year’s fourth quarter. USF Glen Moore continued improving its freight mix and productivity during the fourth quarter and is well-positioned to show improved results in 2005.

Logistics
USF Logistics revenue during the fourth quarter was $71.4 million versus $67.3 million for the prior year’s quarter. USF Logistics recorded operating profit of $4.0 million for the fourth quarter of 2004, in line with fourth quarter 2003. Profitability improvements were strongest in the transportation management and cross dock sectors. USF Logistics has a strong pipeline of demand for their services and solutions in 2005.

EPS Guidance
The Company’s EPS guidance for income from continuing operations in 2005, excluding the effects of USF Red Star, is $2.45 to $2.65 per diluted share.

CONFERENCE CALL
A conference call will be held at 7:30 am CST, 8:30 am EST, on Friday, January 28, 2005, to discuss the results. Those wishing to participate should dial 1-888-245-7013. Callers should dial in 5 to 10 minutes prior to the start of the call. A telephone replay will also be available. To use the dial-in access, call 1-877-519-4471, PIN number 5583768 after 10:30 am CST. The telephone replay will be available for seven days. After that time a transcript of the call will be available at http://ir.usfc.com .

A live broadcast of the conference call will be available through the Company’s Web site at www.usfc.com and also www.streetevents.com. To listen to the call, please go to one of the Web sites at least fifteen minutes early to download and install any necessary software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call at both Web sites. The conference call is the sole property of USF and any rebroadcast or transcription of the event without prior written consent of the Company is prohibited. The Company assumes no responsibility to update any information posted on its Web site.

USF Corporation, a $2.4 billion leader in the transportation industry, specializes in delivering comprehensive supply chain management solutions, including high-value next-day, regional and national LTL transportation, forward and reverse logistics, and premium regional and national truckload transportation. The Company serves the North American market, including the United States, Canada and Mexico, as well as the U.S. territories of Puerto Rico and Guam. USF Corporation is headquartered in Chicago, Illinois. For more information, visit www.usfc.com.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties are detailed from time to time in reports filed by the Company with the SEC including Forms 8-K, 10-Q and 10-K.

# # #

Corporate Contact:
USF Corporation
James J. Hyland 773.824.2213

Table I

USF Corporation
Condensed Consolidated Statements of Operations
Unaudited (Dollars in Thousands, Except Per-Share Amounts)

	Quarter Ended		Year to Date
	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003
Revenue:
LTL Trucking	$483,272	$450,884	$2,005,330	$1,898,668
TL Trucking	33,335	31,430	133,725	128,093
Logistics	71,389	67,294	269,378	276,441
Intercompany eliminations	(4,123)	(2,961)	(13,854)	(11,063)

Total revenue from operations	583,873	546,647	2,394,579	2,292,139

Income:
LTL Trucking	23,217	38,130	93,348	110,555
TL Trucking	1,123	1,402	3,368	4,663
Logistics	4,001	4,005	9,765	9,270
Corporate and other	(9,640)	(8,348)	(42,736)	(28,896)

Total income from operations	18,701	35,189	63,745	95,592

Non-operating income/(expenses)
Interest expense	(5,250)	(5,242)	(20,917)	(20,900)
Interest income	654	1,228	2,824	1,867
Other, net	(429)	(342)	(1,794)	(1,274)

Net non-operating (expenses)	(5,025)	(4,356)	(19,887)	(20,307)

Income/(loss) from continuing operations before income taxes and cumulative effect of accounting change	13,676	30,833	43,858	75,285
Income tax (expense)	(7,048)	(12,177)	(20,063)	(31,184)

Income from continuing operations before cumulative effect of accounting change	6,628	18,656	23,795	44,101
(Loss) from discontinued operations, net of tax benefits of $109 and $239, respectively	—	(163)	—	(338)

Income before cumulative effect of accounting change	6,628	18,493	23,795	43,763
Cumulative effect of change in accounting for revenue recognition, net of tax benefit of $1,064	—	—	—	(1,467)

Net income	$6,628	$18,493	$23,795	$42,296

Income per share from continuing operations - Basic	$0.24	$0.68	$0.86	$1.62
- Diluted	0.23	0.68	0.85	1.61
(Loss) per share from discontinued operations
- Basic	$—	$(0.01)	$—	$(0.01)
- Diluted	—	(0.01)	—	(0.01)
(Loss) per share - cumulative effect of accounting change
- Basic	$—	$—	$—	$(0.06)
- Diluted	—	—	—	(0.05)

Net income per share - Basic	$0.24	$0.67	$0.86	$1.55
Net income per share - Diluted	0.23	0.67	0.85	1.55
Average shares outstanding - Basic	28,063,730	27,434,675	27,805,307	27,207,392
Average shares outstanding - Diluted	28,251,150	27,630,939	27,982,302	27,348,711

Table II

USF Corporation
Condensed Consolidated Balance Sheets
Unaudited (Dollars in Thousands)

	As of
	December 31,	December 31,
	2004	2003
Assets
Current assets:
Cash	$150,798	$121,659
Accounts receivable, net	310,172	271,849
Other current assets	69,473	65,731

Total current assets	530,443	459,239
Property and equipment, net	775,940	753,902
Intangibles and other long term assets	134,812	144,947

Total Assets	1,441,195	1,358,088

Liabilities and Stockholders’ Equity
Current liabilities	276,007	252,467
Long-term debt	250,022	250,087
Insurance and other long-term liabilities	212,189	190,745

Stockholders’ Equity	702,977	664,789

Total Liabilities and Stockholders’ Equity	$1,441,195	$1,358,088

USF Corporation
Condensed Consolidated Statements of Cash Flows
Unaudited (Dollars in Thousands)

	Twelve Months Ended
	December 31,	December 31,
	2004	2003
Cash flows from operating activities:
Net income	$23,795	$42,296
Net loss from discontinued operations	—	338

Income from continuing operations after cumulative effect of accounting change	23,795	42,634
Cumulative effect of accounting change, net of tax	—	1,467
Depreciation of property and equipment	104,345	100,770
Other, net	17,205	11,868

Net cash provided by operating activities	145,345	156,739

Cash flows from investing activities:
Acquisitions	—	(4,883)
Mexico loan	(3,495)	(5,365)
Capital expenditures	(145,159)	(116,081)
Proceeds from sale of property and equipment	18,038	38,829

Net cash (used in) investing activities	(130,616)	(87,500)

Net cash provided by (used in) financing activities	14,410	(1,738)

Net increase in cash	29,139	67,501

Cash at beginning of period	121,659	54,158

Cash at end of period	$150,798	$121,659

Table III

In order to provide a better understanding of our financial performance, the following table presents the significant items that impacted our consolidated financial results for the periods shown:

USF Corporation
Statement of Significant Items
Unaudited (Dollars in Thousands, Except Diluted Per-Share Amounts)

	Quarter Ended December 31, 2004			Quarter Ended December 31, 2003
	Pre-tax	After-tax	EPS	Pre-tax	After-tax	EPS
Significant items:
USF Red Star operating (profits)/losses and shutdown costs	$7,174	$5,583	$0.20	$(9,419)	$(5,698)	$(0.21)
Write-off/amortization expense of USF Red Star intangible assets	—	—	—	768	465	0.02
Executive retirement/severance	1,896	1,358	0.05	—	—	—

	Twelve Months Ended December 31, 2004			Twelve Months Ended December 31, 2003
	Pre-tax	After-tax	EPS	Pre-tax	After-tax	EPS
Significant items:
USF Red Star operating (profits)/losses and shutdown costs	$38,556	$25,605	$0.92	$(1,029)	$(895)	$(0.03)
Write-off/amortization expense of USF Red Star intangible assets	1,903	1,214	0.04	2,249	1,313	0.05
Information technology write-down	5,980	3,815	0.14	—	—	—
Executive retirement/severance	1,896	1,358	0.05	2,100	1,202	0.04
Receivables write-off related to USF Logistics’ customer	—	—	—	2,000	1,145	0.04

Table IV

USF CORPORATION
Quarterly Operating Statistics

LTL Segment	2003				2004				% Chg
Reported Revenue and Fuel Surcharge	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Y vs Y

Work Days	67.0	62.5	64.0	59.0	66.0	63.5	63.0	61.0
Reported Revenue (000)	$488,863	$472,517	$486,449	$450,884	$519,697	$518,191	$484,170	$483,272	7.2%
Fuel Surcharge (000)	20,621	15,219	15,576	14,529	21,008	27,202	29,954	41,276	184.1%
Revenue Excluding Fuel Surcharge (000)	468,242	457,298	470,873	436,355	498,689	490,989	454,216	441,996	1.3%
Reported Revenue per Day (000)	7,296	7,560	7,601	7,642	7,874	8,160	7,685	7,922	3.7%
Fuel Surcharge per Day (000)	308	244	243	246	318	428	475	677	174.8%
Revenue Excluding Fuel Surcharge per Day (000)	6,989	7,317	7,357	7,396	7,556	7,732	7,210	7,246	-2.0%

LTL Segment	2003				2004				% Chg
Operating Statistics *	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Y vs Y

Work Days	67.0	62.5	64.0	59.0	66.0	63.5	63.0	61.0
LTL Shipments
Billed Revenue (000)	$466,633	$448,128	$461,740	$424,881	$489,855	$482,631	$451,807	$446,457	5.1%
Lbs (000)	4,140,046	3,966,767	4,044,449	3,767,800	4,388,674	4,293,153	3,956,717	3,814,477	1.2%
Shipments	3,650,164	3,510,351	3,572,244	3,286,999	3,753,724	3,640,456	3,308,854	3,166,254	-3.7%
Billed Revenue per Day (000)	$6,965	$7,170	$7,215	$7,201	$7,422	$7,600	$7,172	$7,319	1.6%
Lbs per Day (000)	61,792	63,468	63,195	63,861	66,495	67,609	62,805	62,532	-2.1%
Shipments per Day	54,480	56,166	55,816	55,712	56,875	57,330	52,521	51,906	-6.8%
Billed Revenue per Shipment	$127.84	$127.66	$129.26	$129.26	$130.50	$132.57	$136.54	$141.00	9.1%
Lbs. Per Shipment	1,134	1,130	1,132	1,146	1,169	1,179	1,196	1,205	5.1%
Billed Revenue per CWT	$11.27	$11.30	$11.42	$11.28	$11.16	$11.24	$11.42	$11.70	3.8%
Average Length of Haul	488	492	492	494	497	508	513	510	3.2%

TL Shipments
Billed Revenue (000)	$35,531	$34,488	$35,501	$34,843	$41,247	$43,200	$42,351	$45,367	30.2%
Lbs (000)	836,475	803,289	820,651	806,696	960,887	993,421	955,178	978,284	21.3%
Shipments	56,293	53,511	54,589	53,240	64,262	66,145	63,385	64,484	21.1%
Billed Revenue per Day (000)	$530	$552	$555	$591	$625	$680	$672	$744	25.9%
Lbs per Day (000)	12,485	12,853	12,823	13,673	14,559	15,644	15,162	16,037	17.3%
Shipments per Day	840	856	853	902	974	1,042	1,006	1,057	17.1%
Billed Revenue per Shipment	$631.18	$644.50	$650.33	$654.45	$641.86	$653.11	$668.15	$703.54	7.5%
Lbs. Per Shipment	14,859	15,012	15,033	15,152	14,953	15,019	15,069	15,171	0.1%
Billed Revenue per CWT	$4.25	$4.29	$4.33	$4.32	$4.29	$4.35	$4.43	$4.64	7.4%
Average Length of Haul	413	428	430	433	440	446	449	446	3.0%

LTL Segment — Total
Billed Revenue (000)	$502,164	$482,616	$497,241	$459,724	$531,102	$525,831	$494,158	$491,824	7.0%
Lbs (000)	4,976,521	4,770,056	4,865,100	4,574,496	5,349,561	5,286,574	4,911,895	4,792,761	4.8%
Shipments	3,706,457	3,563,862	3,626,833	3,340,239	3,817,986	3,706,601	3,372,239	3,230,738	-3.3%
Billed Revenue per Day (000)	$7,495	$7,722	$7,769	$7,792	$8,047	$8,281	$7,844	$8,063	3.5%
Lbs per Day (000)	74,276	76,321	76,017	77,534	81,054	83,253	77,967	78,570	1.3%
Shipments per Day	55,320	57,022	56,669	56,614	57,848	58,372	53,528	52,963	-6.4%
Billed Revenue per Shipment	$135.48	$135.42	$137.10	$137.63	$139.11	$141.86	$146.54	$152.23	10.6%
Lbs. Per Shipment	1,343	1,338	1,341	1,370	1,401	1,426	1,457	1,483	8.3%
Billed Revenue per CWT	$10.09	$10.12	$10.22	$10.05	$9.93	$9.95	$10.06	$10.26	2.1%
Average Length of Haul	487	491	491	493	493	507	507	508	3.0%

* These statistics are presented on an as-billed basis and not as presented in the financial statements.

Differences between the operating statistics data and reported revenue in the financial statements result from, among other items, revenue recognition between accounting periods, adjustments for volume discounts that are not attributable to specific invoices and other adjustments to invoices that occur during later periods.